Exhibit 99.1

CONTACT:

Media:

Farley Kern

Hyatt Hotels Corporation

+1 312 780 5506

farley.kern@hyatt.com

Investors:

Atish Shah

Hyatt Hotels Corporation

+1 312 780 5427

atish.shah@hyatt.com

FOR IMMEDIATE RELEASE

HYATT EXPANDS EXTENDED STAY SELECT SERVICE PRESENCE IN NORTH AMERICA;

ANNOUNCES ACQUISITION OF LODGEWORKS’ PORTFOLIO

Transaction strengthens Hyatt presence and bolsters expertise in attractive segment

CHICAGO (July 14, 2011) – Hyatt Hotels Corporation (NYSE: H) announced today that one of its wholly owned subsidiaries has signed an agreement to purchase a portfolio of assets from LodgeWorks, L.P., a private hotel development, ownership and management company, and its private equity partners. The acquisition includes 24 hotels and related assets, including management, franchise and intellectual property rights for an aggregate purchase price of approximately $802 million in cash. Key members of the LodgeWorks management and development team are expected to join Hyatt as part of the transaction.

The hotels being purchased are key assets in strategic, high barrier to entry markets and are currently branded under the Hotel Sierra® (17), AVIA® Hotels (4), Hyatt Place® (1) and Hyatt Summerfield Suites® (2) brands. The acquisition will enable the company to introduce Hyatt-branded hotels in nine markets where it currently is not represented at all and to establish its extended stay presence in 16 new markets.

Following the transaction, 16 Hotel Sierra hotels will be branded as Hyatt Summerfield Suites, increasing the number of hotels in that portfolio from 38 to 54. Five properties, including the AVIA Hotels, are expected to be converted to full service Hyatt brands. The brand affiliations of Hyatt Summerfield Suites and Hyatt Place properties in the LodgeWorks portfolio will remain unchanged.

The hotels will be managed by Hyatt following the closing of the transaction, which is anticipated to occur in the third quarter 2011. The closing is subject to the satisfaction of certain customary closing conditions. The closings for the majority of the asset purchases are expected to take place in the third and fourth quarters of 2011. The purchases of the remaining assets are expected to close by the end of the first quarter 2012.

“This is a significant expansion of our presence in the United States and enhances our extended stay representation with a great collection of high quality hotels,” said Mark S. Hoplamazian, President and Chief Executive Officer of Hyatt Hotels Corporation. “We know that for Hyatt Summerfield Suites to become the preferred brand among extended stay guests, we must increase the number of markets we serve. This transaction is a noteworthy step in that direction, and will give us an immediate boost in brand awareness among both guests and potential third party developers. The extended stay hotels coming into the portfolio are, on average, four years old – and many have been open less than two years – making them welcome additions to our brand. Most of the hotels slated to become full service Hyatts were new-builds in 2009, and are already recognized as market leaders in guest experience and performance.”

“We are very proud of our hotels and our teams,” said LodgeWorks founder, Chairman and CEO Rolf E. Ruhfus. “It is exciting to build a portfolio that brings value to our investors and teams and now to an industry-leading Hyatt. We respect the Hyatt heritage and culture and are very pleased to contribute to its growth.”

Industry veteran B. Anthony (Tony) Isaac, President of LodgeWorks, is expected to join Hyatt, as are other key members of the LodgeWorks management team, bringing with them significant development and construction management expertise, extensive extended stay operating experience, and a broad range of owner and industry relationships.

Steve Haggerty, Executive Vice President and Global Head of Real Estate and Development for Hyatt, said, “More than just adding hotels to our portfolio, this transaction deepens and strengthens Hyatt’s overall select service and extended stay capabilities. We are delighted to welcome Tony Isaac and members of his team into the Hyatt family and enthusiastic about enlisting his team’s management and development expertise in the service of our mission to grow our select service brands.”

“We have long admired Hyatt as an innovator and an operator,” said Isaac. “Given the company’s financial and brand strength and the depth of its commitment to becoming the preferred hospitality brand in each segment it serves, it’s an exciting time to join forces with the Hyatt team. With our intimate knowledge of the extended stay industry and as the original creators of the Summerfield Suites brand, we see the integration of Hotel Sierra and AVIA into the Hyatt portfolio as a powerful combination.”

Hyatt does not expect a significant benefit to 2011 full-year Adjusted EBITDA as result of this purchase, due to the expected timing of the closings, transaction costs, and the fact that several of the assets are continuing to ramp up post-opening. However, Hyatt expects this purchase to generate approximately $50 million of Adjusted EBITDA during 2012. The annual Adjusted EBITDA of this purchase is expected to grow in 2013 and beyond as the properties stabilize and the full benefit of the conversion and re-branding occurs. For our definition of Adjusted EBITDA and a reconciliation of consolidated Adjusted EBITDA to EBITDA and a reconciliation of EBITDA to its most directly comparable GAAP measure, net income attributable to Hyatt Hotels Corporation, see Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Results of Operations” of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011.

The hotels that will join the Hyatt Summerfield Suites portfolio (2,354 rooms) are in:

Bellevue, WA

Branchburg, NJ

Charlotte, NC

Dulles/Sterling, VA

Fishkill, NY

Morrisville/Raleigh, NC

Parsippany, NJ

Rancho Cordova, CA

Redmond, WA

Richmond, VA

San Jose, CA

San Ramon, CA

Santa Clara, CA

Shelton, CT

King of Prussia, PA

Falls Church, VA

The hotels that will become Hyatt hotels (741 rooms) are in:

Green Bay, WI

Long Beach, CA

Napa, CA

Savannah, GA

Woodlands, TX

The hotels that are already Hyatt-branded (432 rooms) that Hyatt will acquire and begin managing are:

Hyatt Place Madison/Downtown (WI)

Hyatt Summerfield Suites Boston/Burlington

Hyatt Summerfield Suites Philadelphia/Plymouth Meeting

About Hyatt Hotels Corporation

Hyatt Hotels Corporation, headquartered in Chicago, is a leading global hospitality company with a proud heritage of making guests feel more than welcome. Thousands of members of the Hyatt family strive to make a difference in the lives of the guests they encounter every day by providing authentic hospitality. The Company’s subsidiaries manage, franchise, own and develop hotels and resorts under the Hyatt®, Park Hyatt®, Andaz®, Grand Hyatt®, Hyatt Regency®, Hyatt Place® and Hyatt Summerfield Suites® brand names and have locations on six continents. Hyatt Residential Group, Inc., a Hyatt Hotels Corporation subsidiary, develops, operates, markets or licenses Hyatt ResidencesTM and Hyatt Vacation Club®, which is changing its name to Hyatt Residence ClubTM. As of March 31, 2011, the Company’s worldwide portfolio consisted of 451 properties in 43 countries. For more information, please visit www.hyatt.com.

About LodgeWorks

Wichita-Kansas based LodgeWorks, L.P., is a privately-held hotel management and development company with a proven track record as hospitality brand innovators, having developed 5 hotel brands with industry-leading guest satisfaction, with sophisticated development acumen resulting in more than120 hotel projects at a development cost of $2 billion and an experienced team that has successfully collaborated for more than 25 years. Among recent developments, the company launched AVIA®, a boutique hotel collection with sophisticated, locally-inspired designs, crafted to bring authentic moments of discovery to discerning travelers. LodgeWorks also evolved the upscale suite category with Hotel Sierra®. The brand offers both business and leisure travelers a contemporary retreat for short or lengthy stays coupled with intuitive, value-added amenities; smart, fashion-forward design; and unsurpassed service. For more information, please visit www.lodgeworks.com, www.aviahotels.com or www.hotel-sierra.com.

Forward-Looking Statements

Statements in this press release, which are not historical facts, are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements about our plans, strategies, financial performance, prospects or future events and involve known and unknown risks that are difficult to predict. As a result, our actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements. In some cases, you can identify forward-looking statements by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue,” “likely,” “will,” “would” and variations of these terms and similar expressions, or the negative of these terms or similar expressions. Such forward-looking statements are necessarily based upon estimates and assumptions that, while considered reasonable by us and our management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, among others, our ability to successfully re-brand and integrate certain of the acquired hotels into our hotel portfolio; the time and capital expenditures required to ramp up certain of the acquired hotels post-closing; our ability to close the transaction within the time periods contemplated by the purchase agreement; the rate and pace of economic recovery following the economic downturn; levels of spending in business and leisure segments as well as consumer confidence; declines in occupancy and average daily rate; hostilities, including future terrorist attacks, or fear of hostilities that affect travel; travel-related accidents; changes in the tastes and preferences of our customers; relationships with associates and labor unions and changes in labor law; the financial condition of, and our relationships with, third-party property owners, franchisees and hospitality venture partners; risk associated with potential acquisitions and dispositions and the introduction of new brand concepts; changes in the competitive environment in our industry and the markets where we operate; outcomes of legal proceedings; changes in federal, state, local or foreign tax law; fluctuations in currency exchange rates; general volatility of the capital markets and our ability to access the capital markets. A more complete description of these risks and uncertainties can be found in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K. We caution you not to place undue reliance on any forward-looking statements, which are made as of the date of this press release. We undertake no obligation to update publicly any of these forward-looking statements to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable laws. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements.

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